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                                                                    EXHIBIT 23.1

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of our reports dated January 22, 2001, included in Northern Border Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our firm included in or made a part of this Registration Statement on Form S-8 and Post-Effective Amendment No. 2 to this Registration Statement on Form S-8.

                                             /s/ ARTHUR ANDERSEN LLP

October  29, 2001
Omaha, Nebraska